Exhibit 10.14

AMENDMENT
TO
SUBSCRIPTION AGREEMENT

This Amendment to Subscription Agreement (this “Amendment”), dated as of June 29, 2009, is made by and between NEW CENTURY BANK, a Pennsylvania bank with main office in Phoenixville, Chester County, Pennsylvania (the “Bank”) and the undersigned as the subscriber (the “Subscriber”) to purchase the Bank’s common stock in the Bank’s pending offering (the “Offering”) of up to 14,700,000 shares of the Bank’s voting common stock, par value $1.00 per share (individually, an “Offered Share” and collectively, the “Offered Shares”), plus a related warrant or warrants to purchase additional shares of the Bank’s voting common stock (“Warrant Shares”) at an exercise price of $6.00 per share (individually and collectively, the  “Offered Warrant”) (the Offered Shares and Offered Warrant are sometimes referred to herein individually as an “Offered Security” and collectively as “Offered Securities”).

The Bank and Subscriber have previously entered into a Confidential Subscription Agreement with the Bank pertaining to the Offering (the “Subscription Agreement”), pursuant to which the Subscriber agreed to subscribe for and purchase, and the Bank agreed to issue and sell to you, that number of Offered Shares and a Warrant to purchase that number of Warrant Shares, for a total Purchase Price set forth on the signature page of the Subscription Agreement, subject, as to the number of Warrant Shares available under the Warrant, to allocation as provided in the Subscription Agreement depending upon the total Offering proceeds.  This Amendment amends the Subscription Agreement.

NOW, THEREFORE, the Bank and Subscriber, intending to be legally bound, for good and valuable consideration including without limitation the mutual benefits conferred on the Bank and the Subscriber by this Amendment, hereby agree as follows:

1. Definitions.  Capitalized terms used in this Amendment not otherwise defined in this Amendment shall have the respective meanings assigned to those terms in the Subscription Agreement.

2. Modification of Number of Offered Shares and Offered Warrants; Modification of Purchase Price.  Subject to the terms and conditions of this Amendment and the Subscription Agreement and on the basis of the representations and warranties contained in the Subscription Agreement, the Bank hereby agrees to issue and sell to the Subscriber and the Subscriber agrees to purchase from the Bank, upon Closing, the number of Offered Shares (“Amended Offered Shares”) and a Warrant for the following number of Warrant Shares (the “Amended Warrant Shares”) (the Amended Offered Shares and the Warrant for the Amended Warrant Shares are sometimes referred to herein as the “Amended Offered Securities”), at the amended Purchase Price (the “Amended Purchase Price”), all as set forth on the signature page to this Amendment, which is calculated at $5.50 per Amended Offered Share being subscribed for by Subscriber under this Amendment.  Because the Offering is being completed, the number of Warrant Shares available under the Warrant is not subject to reduction or allocation pursuant to the Subscription Agreement; instead, the number of Amended Warrant Shares set forth on the signature page reflects an allocation based on the total Offering proceeds and shall not be further adjusted.

3. Addition of Anti-Dilution Rights in Favor of Subscriber.  As further consideration for Subscriber entering into this Amendment, the Bank is executing and delivering to the Subscriber an Anti-Dilution Agreement in the form of Exhibit A attached hereto and made part hereof (the “Anti-Dilution Agreement”), and it is understood that Subscriber’s subscription is in reliance on Bank’s agreement to  execute and deliver the Anti-Dilution Agreement.

4. Additional Information Relating to the Bank.  Subscriber acknowledges and agrees that Bank representatives have provided to the Subscriber, prior to the Subscriber’s signing of this Amendment, additional information relating to the Bank, including without limitation:

(a) The Bank’s expected financial position and results of operation for its fiscal period ending June 30, 2009.

(b) Additional detail regarding the Bank’s financial position and results of operation for its fiscal period ending June 30, 2009.

(c) Information regarding the Bank’s current and (subject to future uncertainties that were described by Bank representatives) anticipated regulatory compliance obligations.

(d) An update that, at a subscription price of $5.50 per share, the $750,000 subscription by Jay Sidhu is for 136,364 Offered Shares and a Warrant for 445,101 Warrant Shares at an exercise price of $5.50 per share.  As previously, Mr. Sidhu’s subscription must remain in escrow pending application to federal and state banking regulators for approval of his acquisition of those Offered Securities.

(e) Information relating to the Bank’s amendment of its Exchange Offer with existing holders (the “Preferred Holders”) of its preferred stock (the “Preferred Shares”), to change the exchange rate from an imputed $6.00 per share of common stock being issued in exchange for the Preferred Shares, to $5.50 per share of common stock being issued as part of the consideration in exchange for the Preferred Shares.  While the result of this change will be to increase the number of shares of common stock issued in the exchange, the number of shares of common stock issuable on exercise of the warrants to be issued to Preferred Holders in the exchange is not changing.

(f) Such additional information as may have been requested by the Subscriber.

5. Reaffirmation of Subscription Agreement as Amended.  The Subscriber acknowledges and agrees that the Bank has offered to agree to a cancellation of the Subscriber’s subscription and a termination of the Subscription Agreement, but that Subscriber, after having an opportunity to make such inquiries and investigation as the Subscriber deems appropriate, has agreed to reaffirm the Subscription Agreement subject to these amended terms.  Based on the foregoing, the Bank and the Subscriber hereby reaffirm the Subscription Agreement and agree that it shall remain in full force and effect subject to the terms of this Amendment.

6. Closing.  Closing on the Subscriber’s subscription shall be held, subject only to any requirements of bank regulatory agencies, on or before June 30, 2009.  At the Closing, (i) the Bank shall issue the Amended Offered Securities in the name of the Subscriber, (ii) the Bank shall receive disbursement of the Subscriber’s Amended Purchase Price from the escrow provided under the Subscription Agreement, and (iii) the Bank shall return to the Subscriber the balance of any funds represented by the difference (if any) between the original Purchase Price transmitted to the Bank by the Subscriber and the Amended Purchase Price.

7. Miscellaneous.

(a) Entire Agreement. The Subscription Agreement as amended by this Amendment, including the Exhibits and documents incorporated by reference therein, and the Anti-Dilution Agreement, contain the entire agreement and understanding of the parties with respect to its subject matter. This Amendment supersedes all prior arrangements and understandings between the parties, either written or oral, with respect to its subject matter.

(b) Binding Effect of Subscription. The Subscriber hereby acknowledges and agrees that the amended subscription hereunder is irrevocable, that the Subscriber is not hereafter entitled to cancel, terminate or revoke this Amendment or the Subscription Agreement, and that the Subscription Agreement and this Amendment shall be binding upon and inure to the benefit of the Subscriber and its successors and assigns.

(c) Captions. The captions contained in this Amendment are for reference purposes only and are not part of this Amendment.

(d) Amendments; Waivers. No provision of the Subscription Agreement or this Amendment may be waived or amended except in a written instrument signed, in the case of an amendment, by the Bank and the Subscriber or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of the Subscription Agreement or this Amendment shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(e) Execution. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, or all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.  Any facsimile or other electronic signature of any party hereto shall constitute a legal, valid and binding execution hereof by such party.

(f) Severability.  Each provision of this Amendment is intended to be severable from every other provisions, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

(g) Non-Assignment.  This Agreement is not transferable or assignable by the Subscriber.

(h) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of law thereof.  Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the Commonwealth of Pennsylvania (the “Pennsylvania Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Pennsylvania Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any Pennsylvania Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any proceeding arising out of or relating to this Amendment or the transactions contemplated hereby. If either party shall commence a proceeding to enforce any provisions of this Amendment, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(i) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Bank, the Subscriber and their respective successors, heirs, personal representatives and permitted assigns, but Subscriber agrees that Subscriber shall not be authorized assign Subscriber’s rights or delegate Subscriber’s obligations under this Amendment to anyone.

IN WITNESS WHEREOF, this Amendment has been duly executed respectively by the Bank and the Subscriber as of the date set forth above.

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SIGNATURE PAGE – AMENDMENT TO SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be executed by their signature as natural persons or by individuals by their duly authorized officers as of the date set forth below.

THE BANK:

NEW CENTURY BANK:

By:	/s/ James W. McKeighan, III
James W. McKeighan, III
President

THE SUBSCRIBER:

By:	/s/ Jay S. Sidhu
(Subscriber’s Signature)

Print Name: Jay S. Sidhu

Amended Purchase Price:  $750,000

Number of Amended Offered Shares: 136,364

Number of Amended Warrant Shares: 461,469

EXHIBIT A

NEW CENTURY BANK

ANTI-DILUTION AGREEMENT

THIS ANTI-DILUTION AGREEMENT (this “Agreement”) is entered into as of June 30, 2009 by NEW CENTURY BANK ("Bank”) in favor of __________________________ (the "Purchaser").

RECITALS

A. Concurrently with the execution of this Agreement, pursuant to a certain contemporaneous Subscription Agreement, as amended by a certain Amendment to Subscription Agreement dated as of June 29, 2009 (collectively, as so amended, the “Subscription Agreement”) the Purchaser is purchasing from the Bank shares (the “Purchased Shares”) of the Bank's voting common stock, par value $1.00 per share (the “Common Stock”) at a price of $5.50 per Purchased Share (the “Purchase Price”).

B. By this Agreement, the Purchaser and the Bank desire to set forth the adjustment in the number of Purchased Shares as a result of a Diluting Issuance (as defined below).

NOW, THEREFORE, in consideration of the Subscription Agreement and the parties agreement to complete performance under it, and the mutual promises, covenants and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto mutually agree as follows:

SECTION 1. DEFINITIONS.

As used in this Agreement, the following terms have the following respective meanings:

(a) "Option" means any right, option or warrant to subscribe for, purchase or otherwise acquire common stock or Convertible Securities.

(b) "Convertible Securities" means any evidences of indebtedness, shares of stock or other securities directly or indirectly convertible into or exchangeable for common stock.

(c) "Issue" means to grant, issue, sell, assume or fix a record date for determining persons entitled to receive any security (including Options) whichever of the foregoing is the first to occur.

(d) "Additional Common Shares" means all voting or nonvoting common stock (including reissued shares) Issued (or deemed to be issued pursuant to Section 2) after the date of this Agreement. Additional Common Shares does not include, however, any common stock Issued upon conversion of preferred stock outstanding on the date of this Agreement; the Shares; or common stock Issued as incentive or in a nonfinancing transaction to employees, officers, directors or consultants to the Bank.

SECTION 2. DEEMED ISSUANCE OF ADDITIONAL COMMON SHARES.

The shares of common stock ultimately issuable upon exercise of an Option (including the shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security Issuable pursuant to an Option) are deemed to be Issued when the Option is Issued. The shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security (other than a Convertible Security Issued pursuant to an Option) shall be deemed Issued upon Issuance of the Convertible Security.

SECTION 3. ADJUSTMENT OF NUMBER PURCHASED SHARES FOR DILUTING ISSUANCES.

 3.1 Weighted Average Adjustment. If the Bank issues (or pursuant to Section 2 is deemed to issue) Additional Common Shares after the date of this Agreement and the consideration per Additional Common Share (determined pursuant to Section 5) (the “New Issue Price”) is less than the Purchase Price (as it may have been deemed adjusted pursuant to this Agreement) (a "Diluting Issuance"), other than with respect to shares issued to (a) the Bank's employees, officer or directors in connection with their employment or retention of services not to exceed the number of Shares reserved in the Bank's existing equity financing plans, or (b) customers or vendors in connection with bona fide business transactions, the Bank shall, concurrently with such Issue, issue to Purchaser, at no additional cost or price to Purchaser, an additional number of shares of Common Stock determined by multiplying the number of Purchased Shares by a fraction:

(a) the numerator of which is the Purchase Price immediately before such Issue, and

(b) the denominator of which is the New Issue Price.

3.2 Adjustment of Number of Purchased Shares and Purchased Price for Subsequent Issues. Upon each issuance of additional shares of Common Stock to Purchaser under this Agreement:  (i) the number of “Purchased Shares” for purposes of this Agreement shall be deemed to be increased by the number of additional shares of Common Stock then being issued to Purchaser, and (ii) the “Purchase Price” shall be deemed reduced to the New Issue Price for the share issuance causing the adjustment.  The number of Purchased Shares and the Purchase Price, determined as adjusted pursuant to this paragraph, shall thereafter be deemed the number of Purchased Shares and the Purchase Price for purposes of applying the provisions of this Agreement upon a subsequent issuance by the Bank of Additional Common Shares.

SECTION 4. NO ADJUSTMENT FOR ISSUANCES FOLLOWING DEEMED ISSUANCES.

No adjustment to the number of Purchased Shares or the Purchase Price shall be made upon the exercise of Options or conversion of Convertible Securities.

SECTION 5. COMPUTATION OF CONSIDERATION.

The consideration received by the Bank for the Issue of any Additional Common Shares shall be computed as follows:

(a) Cash shall be valued at the amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends.

(b) Property. Property, other than cash, shall be computed at the fair market value thereof at the time of the Issue as determined in good faith by the Board of Directors of the Bank.

(c) Mixed Consideration. The consideration for Additional Common Shares Issued together with other property of the Bank for consideration that covers both shall be determined in good faith by the Board of Directors.

(d) Options and Convertible Securities. The consideration per Additional Common Share for Options and Convertible Securities shall be determined by dividing:

(i) the total amount, if any, received or receivable by the Bank for the Issue of the Options or Convertible Securities, plus the minimum amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Bank upon exercise of the Options or conversion of the Convertible Securities, by

(ii) the maximum number of shares of common stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) ultimately Issuable upon the exercise of such Options or the conversion of such Convertible Securities.

SECTION 6. GENERAL.

6.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the Commonwealth of Pennsylvania, without regard to rules of conflict of laws or choice of law, and by federal law to the extent it pre-empts state law.

6.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.3 Entire Agreement. Except as set forth below, this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

6.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to Purchaser at Purchaser's address as set forth in  the  Subscription Agreement, or at such other address at Purchaser shall have furnished to the Bank in writing, or (b) if to the Bank, at the Bank's address set forth in the Subscription Agreement, or at such other address as the Bank shall have furnished to the Purchaser in writing.

6.5 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

6.6 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

SECTION 7. EFFECTIVENESS.

This Agreement shall take effect immediately and automatically upon, but only upon, Purchaser’s execution of the Amendment to Subscription Agreement and completion of closing and disbursement of Purchaser's subscription proceeds to Bank, on the Purchaser's purchase of the Purchased Shares pursuant to the Subscription Agreement.

IN WITNESS WHEREOF, the Bank has caused the due execution of this Agreement as of the date first set forth above.

Attest:	NEW CENTURY BANK

_________________________________ Title: ______________________	By:	/s/ James W. McKeighan, III James W. McKeighan, III President